EXHIBIT 32.8

CERTIFICATION PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Thomas B. Specketer, Vice President and Controller of MidAmerican Funding, LLC, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)
the Quarterly Report on Form 10-Q of MidAmerican Funding, LLC for the quarterly period ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of MidAmerican Funding, LLC.

Date: May 5, 2017	/s/ Thomas B. Specketer
Thomas B. Specketer
Vice President and Controller
(principal financial officer)